Exhibit 99.1

Media Contact:	Rick Lutz, LC Group
(404) 261-1196
lcgroup@mindspring.com

Stephen Croskrey Joins Paragon Financial Corporation

Board of Directors

Executive Brings Wealth of Acquisition Experience

PONTE VEDRA BEACH, FL—Mar 16, 2005 — Paragon Financial, Inc. (OTCBB:PGNF), an aggregator of residential mortgage origination companies, announced today that Stephen E. Croskrey has joined its Board of Directors. Mr. Croskrey was most recently the President & CEO of the Products Division of Armor Holdings, Inc. (NYSE:AH) where during his 6-year tenure he increased annual revenue from $45 Million to $300 Million through a combination of organic growth and the successful completion of 13 acquisition transactions. Prior to Armor Holdings, he held senior executive positions with Allied Signal and Mobil Oil. Mr. Croskrey is a graduate of the Kellogg School of Management at Northwestern University where he completed the MBA program in 1998, and the United States Military Academy at West Point where in 1982 he earned a BS degree in Engineering and was commissioned as an officer in the United States Army. Mr. Croskrey spent 6 years on active duty during which time he attained the rank of Captain and served as a Company Commander in Korea and Fort Lewis, Washington. Mr. Croskrey is also the majority owner of the Jacksonville Barracudas, a professional hockey franchise.

“We are extremely fortunate that Steve is joining our Board,” said Paul Danner, CEO of Paragon Financial. “His significant experience in structuring acquisition transactions, and even more importantly creating functional systems and processes to maximize the collective performance of the operating subsidiaries, should prove invaluable in supporting Paragon as we seek to achieve our near-term growth and profitability objectives,” he added.

“I am very impressed with both the promise and simplicity of Paragon’s growth strategy,” said Steve Croskrey. “The residential mortgage industry is huge and extremely fragmented, and I am looking forward to assisting Paragon’s management team in their plan to maximize shareholder value. My experience with Armor Holdings should help to execute a disciplined acquisition program that ensures all of our subsidiary companies are effectively integrated into a single operating entity,” he added.

About Paragon Financial Corporation

Paragon Financial Corporation (OTCBB:PGNF) is a financial services business currently focused on the acquisition of companies that originate residential mortgages loans. Additional information can be found at www.paragonfinancialcorp.com.

About Armor Holdings, Inc.

Armor Holdings, Inc. (NYSE: AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets. Additional information can be found at www.armorholdings.com.

SEC Filings and Forward-Looking Statements

Certain information contained in this announcement are “forward-looking statements.” Paragon cautions readers that certain important factors may affect actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this announcement or which are otherwise made by or on behalf of Paragon. The forward looking statements are identified through use of the words “potential,” “anticipate,” “expect,” “planned” and other words of similar meaning. These forward-looking statements may be affected by the risks and uncertainties inherent in the mortgage industry and in the Company’s business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company’s beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Factors which may affect results include, but are not limited to, the ability to raise capital necessary to sustain operations and implement the business plan, the ability to obtain additional regulatory permits and approvals to operate in the financial services area, the ability to identify and complete acquisitions and successfully integrate acquired businesses, if any, the ability to implement the company’s business plan, changes in the real estate market, interest rates or the general economy of the markets in which the company operates. Additional information regarding Paragon is contained in the Company’s Current Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 22, 2004.

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